                              RECENT DEVELOPMENTS

     During fiscal 2002, we acquired nine homebuilding companies for a total of approximately $600 million, including debt of the acquired companies. Among other things, these acquisitions brought us for the first time into the Carolinas and into the Chicago, Baltimore and Central Valley, California homebuilding markets which added to our operations in that state. On January 30, 2003, we completed our acquisition of Seppala Homes, a South Carolina homebuilder.

     During fiscal 2002, Leonard Miller, one of our founders, passed away. Because of that, voting control of a majority in voting power of our outstanding stock was transferred to Stuart Miller, who since 1997 has been our President and Chief Executive Officer.

     We are always looking at the possibility of acquiring homebuilding or similar companies or their assets. We frequently enter into confidentiality agreements before we begin our exploratory evaluations of possible acquisition opportunities. At January 31, 2003, we were a party to confidentiality agreements relating to a number of homebuilding and other companies, including several publicly held companies. Our exploratory evaluations under these or future confidentiality agreements may result in acquisition transactions. However, at the date of this prospectus supplement, we were not engaged in full scale due diligence, and were not discussing transaction terms, regarding any company or companies that would materially affect our balance sheet or our income statement.

     Our willingness to use Common Stock in acquisitions, or to sell Common Stock, could be adversely affected by the fact that if at any time our Class B Common Stock (which entitles holders to ten votes per share, is essentially non-transferable other than through conversion into Common Stock and is almost entirely owned by entities controlled by Stuart Miller, our President and Chief Executive Officer, and his family) is less than 10% of the outstanding Common Stock and Class B Common Stock taken together, all the Class B Common Stock will automatically be converted into Common Stock. We are considering possible ways of changing our capital structure to facilitate acquisitions and equity offerings, including possible ways to increase the number of outstanding shares of Class B Common Stock, in order to increase the number of shares of Common Stock we could issue.

                         SUMMARY FINANCIAL INFORMATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following table contains summary financial and operating information about us. The financial information at or for the year ended November 30, 2002 has been derived from unaudited financial statements which are in the process of being audited. In the opinion of our management, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited period.

     The summary financial and operating information at or for the years ended November 30, 1998 through 2001 has been derived from our audited consolidated financial statements. The historical financial information should be read in conjunction with our annual report on Form 10-K for the fiscal year ended November 30, 2001 and our quarterly reports on Form 10-Q for fiscal 2002, which are incorporated by reference into the prospectus which accompanies this prospectus supplement.

                                                 AT OR FOR THE YEARS ENDED NOVEMBER 30,
                                       -----------------------------------------------------------
                                          2002         2001        2000        1999        1998
                                       -----------   ---------   ---------   ---------   ---------
                                       (UNAUDITED)
RESULTS OF OPERATIONS:
  Revenues:
     Homebuilding....................  $6,835,583    5,603,947   4,390,034   2,849,207   2,204,428
     Financial services..............  $  484,219      425,354     316,934     269,307     212,437
     Total revenues..................  $7,319,802    6,029,301   4,706,968   3,118,514   2,416,865
  Operating earnings:
     Homebuilding....................  $  979,623      785,626     480,796     340,803     283,369
     Financial services..............  $  127,611       89,131      43,595      31,096      33,335
  Corporate general and
     administrative expenses.........  $   85,958       75,831      50,155      37,563      28,962
  Earnings before provision for
     income taxes....................  $  875,709      679,423     375,635     285,477     240,114
  Net earnings.......................  $  545,129      417,845     229,137     172,714     144,068
  Net earnings per share (diluted)...  $     7.72         6.01        3.64        2.74        2.49
FINANCIAL POSITION:
  Inventories........................  $3,237,577    2,416,541   2,301,584   1,274,551   1,198,553
  Total assets.......................  $5,755,633    4,714,426   3,777,914   2,057,647   1,917,834
  Homebuilding debt..................  $1,585,309    1,505,255   1,254,650     523,661     530,630
  Financial services debt............  $  862,618      707,077     448,860     278,634     268,208
  Total debt.........................  $2,447,927    2,212,332   1,703,510     802,295     798,838
  Stockholders' equity...............  $2,229,157    1,659,262   1,228,580     881,499     715,665
OTHER DATA:
  Depreciation and amortization......  $   47,031       48,383      44,267      38,956      25,264
  Interest incurred(1)...............  $  130,597      127,926     117,444      54,640      50,464
  Ratio of earnings to fixed
     charges.........................         6.7          5.3         3.5         4.7         4.7
  Homebuilding debt as a percentage
     of total capitalization(2)......          42%          48%         51%         37%         43%
  Homebuilding net debt as a
     percentage of total
     capitalization(3)...............          28%          29%         44%         33%         41%
  EBITDA(4):
     Homebuilding....................  $  933,444      748,528     464,499     332,745     275,169
     Consolidated(5).................  $1,068,307      847,309     518,502     373,292     313,006
  Homebuilding EBITDA to interest
     incurred(1).....................         7.1          5.9         4.0         6.1         5.5
  Consolidated EBITDA to interest
     incurred(1)(5)..................         8.2          6.6         4.4         6.8         6.2

                                                 AT OR FOR THE YEARS ENDED NOVEMBER 30,
                                       -----------------------------------------------------------
                                          2002         2001        2000        1999        1998
                                       -----------   ---------   ---------   ---------   ---------
                                       (UNAUDITED)
DELIVERY AND BACKLOG INFORMATION
  (INCLUDING UNCONSOLIDATED
     PARTNERSHIPS):
  Number of homes delivered..........      27,393       23,899      18,578      12,606      10,777
  Backlog of home sales
     contracts(6)....................      12,108        8,339       8,363       2,903       4,100
  Dollar value of backlog(6).........  $3,200,000    1,982,000   2,072,000     662,000     840,000

---------------

(1) Interest incurred excludes all interest on financial services debt.

(2) Total capitalization for purposes of this ratio represents homebuilding debt and stockholders' equity. It does not reflect the issuance of the Notes.

(3) Total capitalization for purposes of this ratio represents homebuilding net debt and stockholders' equity. It does not reflect the issuance of the Notes. Homebuilding net debt is homebuilding debt net of homebuilding cash.

(4) Earnings before deductions for interest, taxes, depreciation and amortization, or EBITDA, is provided because it is a measure commonly used to evaluate a company's ability to service its indebtedness. EBITDA is presented to enhance the understanding of our operating results and is not intended to represent cash flows or results of operations in accordance with accounting principles generally accepted in the United States, or GAAP, for the periods indicated. EBITDA is not a measurement under GAAP and is not necessarily comparable with similarly titled measures of other companies.

(5) Consolidated EBITDA includes financial services operating earnings before financial services depreciation and amortization. We do not add back interest expense of our financial services subsidiaries to calculate consolidated EBITDA.

(6) Backlog is the number of homes subject to pending sales contracts, some of which are subject to contingencies. Although contracts relating to these homes were executed, there can be no assurance that the sales will be completed.

                                 CAPITALIZATION
                    (In thousands, except per share amounts)

     The table below shows our capitalization at November 30, 2002 on an unaudited actual basis and as adjusted to give effect to the issuance of the
Notes:

                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                              (UNAUDITED)
DEBT:
Revolving credit facilities.................................  $       --   $       --
Term Loan B.................................................     391,000      391,000
Zero Coupon Senior Convertible Debentures due 2018..........     266,917      266,917
Zero Coupon Convertible Senior Subordinated Notes due
  2021......................................................     248,138      248,138
7 5/8% Senior Notes due 2009................................     272,591      272,591
9.95% Senior Notes due 2010.................................     300,175      300,175
5.950% Senior Notes due 2013................................          --      344,005
Other public debt...........................................      21,941       21,941
Other debt..................................................      84,547       84,547
                                                              ----------   ----------
  Total homebuilding debt...................................   1,585,309    1,929,314
Financial services debt.....................................     853,416      853,416
Limited-purpose finance subsidiaries debt...................       9,202        9,202
                                                              ----------   ----------
  Total debt................................................   2,447,927    2,791,932
                                                              ----------   ----------
STOCKHOLDERS' EQUITY:
Common Stock of $0.10 par value per share, 65,061 shares
  issued(1).................................................       6,506        6,506
Class B Common Stock of $0.10 par value per share, 9,700
  shares issued.............................................         970          970
Additional paid-in capital..................................     873,502      873,502
Retained earnings...........................................   1,538,945    1,538,945
Unearned restricted stock...................................      (7,337)      (7,337)
Deferred compensation plan, 60 common shares................      (1,103)      (1,103)
Deferred compensation liability.............................       1,103        1,103
Treasury stock, at cost, 9,848 common shares................    (158,992)    (158,992)
Accumulated other comprehensive loss........................     (24,437)     (24,437)
                                                              ----------   ----------
     Total stockholders' equity.............................   2,229,157    2,229,157
                                                              ----------   ----------
       Total capitalization.................................  $4,677,084   $5,021,089
                                                              ==========   ==========

---------------

(1) Does not include 6,105 shares of Common Stock issuable upon conversion of the Zero Coupon Senior Convertible Debentures due 2018, 4,040 shares of Common Stock issuable upon conversion of the Zero Coupon Convertible Senior Subordinated Notes due 2021, or 2,414 shares of Common Stock issuable upon exercise of stock options which were outstanding at November 30, 2002.

                                       S-10